Exhibit 1.1

Olaplex Holdings, Inc.

Common Stock

Underwriting Agreement

[ • ], 2021

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The stockholders named in Schedule II hereto (the “Selling Stockholders”) of Olaplex Holdings, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [ • ] shares of common stock, par value $0.001 per share (the “Stock”), of the Company and, at the election of the Underwriters, up to [ • ] additional shares of Stock. The aggregate of [ • ] shares of Stock to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [ • ] additional shares of Stock to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

In connection with the offering contemplated by this Agreement, the “Pre-IPO Reorganization” (as such term is defined in the Registration Statement and the Preliminary Prospectus (each as defined below)), was effected on the date hereof.

Goldman Sachs & Co. LLC (the “Directed Share Underwriter”) has agreed to reserve up to [ 5 ]% of the Shares to be purchased by it under this Agreement for sale at the direction of the Company to certain parties related to the Company (collectively, “Participants”). The Shares to be sold by the Directed Share Underwriter pursuant to the Directed Share Program are hereinafter called the “Directed Shares.” Any Directed Shares not confirmed for purchase by the deadline established therefor by the Directed Share Underwriter in consultation with the Company will be offered to the public by the Underwriters as set forth in the Prospectus.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-259116) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore, excluding exhibits thereto, delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement heretofore has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Underwriter Information (as defined in Section 9(c) of this Agreement) or any Selling Stockholder Information (as defined in Section 1(b)(vi) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [ • ] [a.m. / p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information or any Selling Stockholder Information;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Underwriter Information or any Selling Stockholder Information;

(v) Neither the Company nor any of its subsidiaries, taken as a whole, has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (1) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (2) the Pre-IPO Reorganization) or the incurrence of material short-term or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Pricing Disclosure Package and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus;

(vi) The Company and its subsidiaries do not own any real property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have valid rights to lease or otherwise use all real property and good and marketable title to, or valid rights to lease or otherwise use, all personal property, to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where failure to have such good and marketable title or free and clear title would not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vii) Each of the Company and each of its subsidiaries has been (i) duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (to the extent the concept of good standing is applicable in the relevant jurisdiction), with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation, limited liability company or partnership for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company has been listed in the Registration Statement;

(viii) On or prior to the First Time of Delivery, the Company will have an authorized capitalization as set forth in the Pricing Prospectus in the section entitled “Capitalization”, and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to, in all material respects, to the “Description of Capital Stock” contained in the Pricing Disclosure Package and the Prospectus, insofar as such description purports to constitute a summary of the terms of the capital stock, and all of the issued shares of capital stock of each subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued equity interests of each subsidiary of the Company that is a partnership or a limited liability company have been duly and validly authorized and have been validly issued and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims), except for such liens or encumbrances described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(ix) The sale of the Shares to be sold by the Selling Stockholders and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, conflicts, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the certificate of incorporation, limited liability company agreement, limited partnership agreement or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, except, in the case of this clause (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing on Nasdaq and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(x) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xi) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders,” and under the caption “Business-Government Regulation”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xii) Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending, to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or which are required to be described in the Registration Statement and Prospectus and are not so described; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xiii) The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholders will not be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xiv) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xv) Deloitte & Touche LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xvi) The Company and its subsidiaries, on a consolidated basis, maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) is designed to comply with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except in the case of (iii) as disclosed in the Pricing Disclosure Package and the Prospectus; and except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, as of an earlier date than it would otherwise be required to so comply under applicable law);

(xvii) Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be likely to materially affect, the Company’s internal control over financial reporting;

(xviii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such disclosure controls and procedures are effective;

(xix) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company;

(xx) Neither the Company nor any of its subsidiaries, nor any director or officer, of the Company or any of its subsidiaries nor, to the knowledge of the Company or any agent, controlled affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) received, made, offered, promised or authorized any unlawful payment, contribution, property, gift, entertainment or other unlawful benefit or expense to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (or taken any act in furtherance thereof); (ii) received, made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company, its subsidiaries and affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein;

(xxi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxii) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, controlled affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria) (each a “Sanctioned Jurisdiction”), or (iii) is owned or controlled by any person described in (i) or (ii), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (y) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or (z) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company nor any of its subsidiaries is knowingly engaged in, or has, at any time in the past five years, knowingly engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(xxiii) The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxiv) To the Company’s knowledge, the Company and each of its subsidiaries own or have a valid right to use all patents, trademarks, service marks, trade names, domain names, copyrights (in each case, including all registrations and applications to register the same), inventions, trade secrets, know-how, software, systems, technology and other intellectual property that are material to the conduct of their respective businesses as now conducted (collectively, the “Intellectual Property”); provided, however, that the foregoing shall not be deemed to be a representation or warranty with respect to infringement, misappropriation or violation of any intellectual property rights of any other Person. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) do not, through the conduct of their respective businesses, infringe, misappropriate, or otherwise violate any intellectual property of others, and (ii) have not received any notice or claim alleging any infringement, misappropriation or other violation by the Company or any of its subsidiaries of any intellectual property rights of others. To the Company’s knowledge, no third party is materially infringing, misappropriating or otherwise violating the Intellectual Property owned or purported to be owned by the Company or one of its subsidiaries, in a manner that is reasonably likely to materially damage or disrupt the business of the Company. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material pending, or threatened in writing, action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, owned or purported to be owned by the Company or one of its subsidiaries, and the Company is unaware of any additional facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company and its subsidiaries have taken all reasonable steps to protect and maintain their material Intellectual Property, and safeguard their material trade secrets and other know-how, including through the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements, except for such amendments, abandonments and lapses of Intellectual Property as may be reasonable and appropriate. To the knowledge of the Company, there is no valid and subsisting patent or published patent application that would preclude the Company or any of its subsidiaries, in any material respect, from practicing the Intellectual Property. The Company complies with the duty of candor and good faith, as required by the United States Patent and Trademark Office during the prosecution of the United States patent applications, in pursuit of Intellectual Property rights, as well as in all foreign offices having similar requirements.

(xxv) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, technology systems and other systems, networks, hardware, software, websites, applications, databases and all other information technology equipment, systems and infrastructure used in connection with the operation of the businesses of the Company and its subsidiaries (collectively, “IT Systems”) (i) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, (ii) have not malfunctioned or failed, and (iii) are to the Company’s knowledge free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the IT Systems and data; the Company and its subsidiaries have taken all technical and organizational measures reasonably necessary and implemented and maintained commercially reasonable controls, policies, procedures, and safeguards consistent with applicable regulatory standards and customary industry practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to maintain and protect their confidential information and the integrity, operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used, gathered or accessed in connection with their businesses, and to the Company’s knowledge there have been no breaches, violations, outages or unauthorized uses of, accesses to or disclosure of the same, nor any incidents under internal review or investigations relating to the same; the Company and its subsidiaries have taken reasonable steps designed to protect the IT Systems and Personal Data, and have implemented and maintained backup and disaster recovery technology and adequate security plans, procedures and facilities for the business, including, without limitation, for the IT Systems and Personal Data held or used by or for the Company and its subsidiary consistent with applicable regulatory standards and customary industry practices consistent with a company of its size and industry; to the Company’s knowledge there have not been any (i) security breaches, attacks, or outages of any such IT Systems, (ii) actual security breaches resulting in accidental or unlawful destruction, loss, alteration or unauthorized uses or disclosures of Personal Data, (iii) other security incidents or compromises of any IT Systems or Personal Data, or (iv) notifications by any third parties to the Company or its subsidiaries of any of the foregoing.

The Company and its subsidiaries have at all times complied and are presently in compliance in all respects with all (1) data protection, privacy and security policies applicable to the Company and its subsidiaries, (2) contractual obligations of the Company and its subsidiaries concerning data protection, privacy, and security with respect to Personal Data, and (3) applicable laws, rules, regulations and statutes and all judgments, orders, rulings and other directives of any court or arbitrator or governmental or regulatory authority relating to the collection, use, transfer, storage, protection, disposal, disclosure, privacy and security of IT Systems and Personal Data or to the protection of such IT Systems and Personal Data from unauthorized use, acquisition, access, misappropriation or modification, disclosure or other misuse, including, without limitation, to the extent applicable, the European Union General Data Protection Regulation, the UK General Data Protection Regulation, UK Data Protection Act 2018, and the California Consumer Privacy Act of 2018, and all other applicable laws and regulations with respect to Personal Data that are currently in effect (collectively, the “Data Protection Requirements”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company’s and its subsidiaries’ publicly facing privacy notices are made in compliance with applicable Data Protection Requirements and do not contain any material misrepresentations of the Company’s then-current privacy practices; the Company and its subsidiaries have at all times taken all reasonable steps to ensure that any Personal Data of the Company and its subsidiaries collected or handled by authorized third parties acting on behalf of the Company or its subsidiaries is protected with similar safeguards, in each case, in material compliance with applicable laws and contractual obligations; and the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach or violation of any Privacy Laws or internal policies of the Company or its subsidiaries; the Company (i) has not received any written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Data Protection Requirements; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action (I) mandated or requested by any legal or regulatory authority relating to any Data Protection Requirement or (II) necessitated by any kind of security breach of, attack on, or outage of any IT System; and (iii) is not a party to any order, decree, or agreement by any court or arbitrator or governmental or regulatory authority that imposes any obligation or liability relating to any Data Protection Requirements;

(xxvi) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxvii) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(xxviii) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), have been applicable to the Company, there has been no failure on the part of the Company to comply in all material respects with the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxix) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(xxx) The Company and each of its subsidiaries possess such permits, licenses, sub-licenses, approvals, consents, registrations, exemptions, clearances, franchises, certificates of need and other approvals or authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities as may be necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Disclosure Package

and the Prospectus (“Permits”), except where the failure to possess such Permits or make such declarations or filings, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Permits are in full force and effect, and to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit, except for such revocations, terminations or impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(xxxi) All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit relating to the Company or its subsidiaries, and their respective business and products, were true, complete and correct in all material respects as of the date of submission, or were corrected in or supplemented by a subsequent filing, and any updates, changes, corrections or modifications to such applications, submissions, information and data required by the applicable regulatory authority have been submitted to such regulatory authority;

(xxxii) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; (B) neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and (C) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, taken as a whole, have a Material Adverse Effect;

(xxxiii) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxxvi) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants;

(xxxvii) During the past three years, (A) the Company and its subsidiaries have conducted their businesses in material compliance with all applicable federal, state, local and foreign laws, statutes, codes, treaties, decrees, rules, ordinances and regulations and any determination or direction of any arbitrator or any regulatory authorities (collectively, “Laws”), including without limitation, the Federal Food, Drug and Cosmetic Act, the Fair Packaging and Labeling Act, the Poison Prevention Packaging Act and the rules and regulations promulgated pursuant to any of the foregoing, all other applicable Laws administered or enforced by the U.S. Food and Drug Administration (the “FDA”), the Federal Trade Commission (the “FTC”) or any other governmental or regulatory authority regulating the testing, ingredients, labeling, advertising, packaging, marketing, manufacture, processing, safety, distribution, import, export, storage, or disposal of the Company’s products, and (B) neither the Company nor any of its subsidiaries has received written notice of any violation, alleged violation or potential violation of any such Laws in any material respect, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(xxxviii) Within the last three years, neither the Company nor any of its subsidiaries has had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for the Company’s products) subject to a regulatory authority (including the FDA and the FTC) shutdown or import or export prohibition, nor received any material FDA Form 483 or other regulatory authority notice of inspectional observations, warning letters, “untitled letters,” or unresolved requests or requirements to make changes to any Company products, processes or operations of the Company or any of its subsidiaries, or similar correspondence or notice from the FDA, the FTC or other governmental or regulatory authority asserting noncompliance with any applicable Laws in any material respect, and to the Company’s knowledge, neither the FDA nor any other governmental or regulatory authority is considering such action, in each case only with respect to the Company’s products or business, or as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxix) Within the last three years, neither the Company nor any of its subsidiaries has conducted or issued any material recall, field notification, field correction, market withdrawal or replacement, warning, safety alert or other notice of action relating to an alleged lack of safety or regulatory compliance of any of the products of the Company or any of its subsidiaries (collectively, “Safety Notices”), or received any material complaints with respect to such products that are currently unresolved. To the Company’s knowledge, there are no facts that would be reasonably likely to result in (A) a material Safety Notice with respect to any of the products of the Company or any of its subsidiaries, (B) a material change in labeling of any such products, or (C) a material termination or suspension of marketing or testing of any such products;

(xlii) There are no debt securities or preferred stock issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act;

(xliii) The Company and each of its subsidiaries have timely filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement, or have requested permitted extensions thereof, and have timely paid all taxes required to be paid by them (except for (i) where the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any such taxes that are being contested in good faith and for which adequate reserves required by GAAP have been established in the audited consolidated financial statements included in the Pricing Prospectus), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect;

(xliii) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, has been threatened, and, to the Company’s knowledge, there is no existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xlv) There are no off-balance sheet arrangements (as defined in Regulation SK Item 303(a)(4)(ii) of the Act) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(xlvi) The minimum funding standard under Sections 412 and 430 of the Internal Revenue Code of 1986, as amended (the “Code”) and Sections 302 and 303 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company, its subsidiaries and their ERISA Affiliates (as defined below); (B) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (C) each pension plan and welfare plan established or maintained by the Company and its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; (D) the fair market value of the assets under each pension plan established or maintained by the Company and its subsidiaries exceeds the present value of all benefits accrued under such pension plan (determined based on those assumptions used to fund such pension plan); (E) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any pension plan established or maintained by the Company and its subsidiaries excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in material liability to the Company or any of its subsidiaries; and (F) none of the Company and its subsidiaries has incurred or, except as set forth or contemplated in the Pricing Prospects and the Prospectus, would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA (other than contributions to pension plans or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default); except, in each case with respect to clauses (A) through (F) hereof, as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder;

(xlvii) The Company has not offered, or caused the Directed Share Underwriter or its affiliates to offer, Shares to any person pursuant to the Directed Share Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer or supplier’s terms, level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products; and

(xlviii) The Company has specifically directed in writing the allocation of Shares to each Participant in the Directed Share Program, and neither the Directed Share Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision.

(b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the performance by such Selling Stockholder of its obligations under this Agreement, and the consummation of the transactions herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of (1) the provisions of the Certificate of Incorporation or By laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership (or similar applicable organizational document) or (2) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any of its property or assets, except, in each case, for any such conflict, breach or violation that would not, individually or in the aggregate, materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency having jurisdiction over such Selling Stockholder is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by FINRA, Nasdaq or under the Exchange Act or applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, or where the failure to obtain any such consent, approval, authorization, order, registration, or qualification would not, individually or in the aggregate, reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, or as have already been obtained;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto.

(v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S–1 expressly for use therein (it being understood and agreed upon that the only such information furnished by any Selling Stockholder consists of the following information furnished on behalf of such Selling Stockholder: its name, its address and the number of shares of Stock owned by such Selling Stockholder before and after the offering contemplated hereby and the other information with respect to such Selling Stockholder (other than percentages) that appears in the table and corresponding footnotes under the caption “Principal and Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (such information, the “Selling Stockholder Information”), such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus and Prospectus, in the light of the circumstances under which they were made);

(vii) In order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions under the U.S. Internal Revenue Code and the Treasury regulations with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed U.S. Department of the Treasury, Internal Revenue Service Form W-9 (or other applicable form or statement specified by the U.S. Department of the Treasury regulations in lieu thereof);

(viii) Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person or entity, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws; and

(ix) If a Selling Stockholder is an entity, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction.

2. Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $ [ • ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule III hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the

Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, as and to the extent indicated in Schedule III hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase, as set forth opposite the name of such Underwriter in Schedule I hereto, and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Each of the Selling Stockholders, as and to the extent indicated in Schedule III hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to an aggregate of [ • ] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Stockholders as set forth in Schedule III hereto in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule III hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ • ], 2021 or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, [9:30] a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered electronically at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting (held virtually, telephonically or otherwise) will be held at the Closing Location at [ • ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or any part thereof preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required), to file a general consent to service of process in any jurisdiction (where not otherwise required) or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you, and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)(1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, hedge make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the Representatives; provided, however, that the foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (C) the issuance by the Company of Stock, options to purchase shares of Stock, including nonqualified stock options and incentive stock options, and other equity incentive compensation, including restricted stock or restricted stock units, stock appreciation rights, dividend equivalents and stock-based awards, in each case in the ordinary course of business pursuant to equity plans or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) any shares of Stock issued upon the exercise of options, the settlement of restricted stock units, or other equity-based compensation pursuant to equity plans or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (E) the filing of a registration statement on Form S-8 in connection with the registration of securities granted or to be granted under the Company’s equity compensation plans that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (F) the distribution of Stock in connection with the Reorganization; and (G) the issuance of up to 5% of the outstanding shares of Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; in connection with the acquisition of, a joint venture, license or collaboration or a merger with another company, provided that each recipient of such shares pursuant to this clause (G) shall, on or prior to such issuance, execute a lock-up agreement substantially in the form of Annex II hereto with respect to the remaining portion of the Lock-Up Period. Notwithstanding the foregoing restrictions, if (i) the Company has publicly furnished at least one earnings release under Item 2.02 of Form 8-K or has filed at least one quarterly report on Form 10-Q or one annual report on Form 10-K (a “Periodic Report”) with the Commission (the date of such release or filing, the “First Filing Date”), and (ii) the last reported closing price of the Stock on the Exchange (the “Closing Price”) is at least 30% greater than the initial public offering price per share set forth on the cover page of the Prospectus (the “IPO Price”) for 5 out of the 10 consecutive full Trading Days ending on the First Filing Date (the “Measurement Period”), then immediately prior to the opening of trading on the Exchange on the second full Trading Day following the end of the Measurement Period (the “Early Lock-Up Expiration Date”) the Company shall be automatically released from the foregoing restrictions with respect to a number of shares of Stock equal to 15% of the outstanding shares of Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (the “Early Lock-Up Expiration”). The Company shall announce by a press release issued through a major news service, or on a Form 8-K, any Early Lock-Up Expiration Date at least two full Trading Days prior to the opening of trading on the Early Lock-Up Expiration Date. For purposes of this Agreement, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities;

(e)(2) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(j) hereof, in each case, for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as practicable after they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that such information be deemed furnished if filed with EDGAR;

(i) To use its best efforts to list for quotation the Shares on the Nasdaq Global Select Market (“Nasdaq”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery; and

(n) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if reasonably requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with any Underwriter Information or any Selling Stockholder Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey in an amount not to exceed $10,000 for such fees and disbursements of counsel (iv) all fees and expenses in connection with listing the Shares on Nasdaq; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares in an amount not to exceed $30,000 for such fees and disbursements of counsel; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations; provided that the Underwriters will pay 50% of the costs associated with the production of any video to be used for the road show and the Company will pay the other 50% of such costs; travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft chartered in connection with the road show, with the other 50% paid by the Underwriters. Each Selling Stockholder covenants and agrees with the Company and the several Underwriters that such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (A) any fees and expenses of counsel for such Selling Stockholder and (B) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder, including without limitation, any applicable New York State stock transfer tax. The Selling Stockholders shall pay all other applicable transfer taxes, if any. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. In addition, the Company shall pay or cause to be paid all fees and disbursements of counsel for the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. The provisions of this Section 7 shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have with each other for the allocation of costs, fees and expenses amongst the Company and the Selling Stockholders.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct (except to the extent such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Ropes & Gray LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d) Pabst Patent Group LLP, intellectual property counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) The respective counsel for each of the Selling Stockholders each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise, if any, of stock options, the settlement, if any, of restricted stock units, or the award, if any, of stock options, restricted stock units or restricted stock or other awards pursuant to the Company’s equity plans that are described in the Pricing Disclosure Package and the Prospectus, (B) as a result of the Reorganization or (C) the issuance, if any, of Stock upon exercise or conversion of Company securities as described in the Pricing Disclosure Package and the Prospectus), or any increase in long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Pricing Disclosure Package and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of the Company by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities or preferred stock of the Company.

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement, the Pricing Disclosure Package and the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on Nasdaq;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from (i) each officer and director of the Company and (ii) securityholders of the Company representing substantially all of the shares of capital stock of the Company; in each case substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8;

(n) [The Chief Financial Officer of the Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate in form and substance satisfactory to you]; and

(o) The Company and the Selling Stockholders will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company and Selling Stockholders undertake to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, in reliance upon and in conformity with any Underwriter Information.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with any Selling Stockholder Information relating to such Selling Stockholder; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with any Underwriter Information; provided that the liability of any Selling Stockholder pursuant to this subsection (b) shall not exceed the total net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder (in relation to each such Selling Stockholder, the “Selling Stockholder Proceeds”).

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with any Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [, the selling concession and reallowance figures appearing in the 5th paragraph under the caption “Underwriting,” the information relating to price stabilization and short positions appearing in the 9th paragraph and 11th paragraph under the caption “Underwriting”, and the information relating to penalty bids contained in the 10th paragraph under the caption “Underwriting”].

(d) Promptly after receipt by an indemnified party under subsection (a), (b), or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares and with the proportion among the Company and the Selling Stockholders to reflect the relative fault of the Company and the Selling Stockholders. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations and with the proportion among the Company and the Selling Stockholders to reflect the relative fault of the Company and the Selling Stockholders. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriter discounts and commissions but before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the

Selling Stockholders or the Underwriters, respectively, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred and documented by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the Selling Stockholder Proceeds received by such Selling Stockholder from the sale of the Shares under this Agreement exceeds any damages which such Selling Stockholder has otherwise been required to pay by reason of an untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint; and the Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective Selling Stockholder Proceeds.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

(g) (i) The Company will indemnify and hold harmless the Directed Share Underwriter against any losses, claims, damages and liabilities to which the Directed Share Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (z) are related to, arise out of or are in connection with the Directed Share Program, and will reimburse the Directed Share Underwriter for any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clauses (y) and (z) above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter.

(ii) Promptly after receipt by the Directed Share Underwriter of notice of the commencement of any action, the Directed Share Underwriter shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 9(g) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to the Directed Share Underwriter otherwise than under the preceding paragraph of this Section 9(g). In case any such action shall be brought against the Directed Share Underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Directed Share Underwriter (who shall not, except with the consent of the Directed Share Underwriter, be counsel to the Company), and, after notice from the Company to the Directed Share Underwriter of its election so to assume the defense thereof, the Company shall not be liable to the Directed Share Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Directed Share Underwriter, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the Directed Share Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Directed Share Underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the Directed Share Underwriter from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Directed Share Underwriter.

(iii) If the indemnification provided for in this Section 9(g) is unavailable to or insufficient to hold harmless the Directed Share Underwriter under Section 9(g)(i) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Directed Share Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other from the offering of the Directed Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Directed Share Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Directed Share Underwriter on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Directed Share Underwriter for the Directed Shares. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Directed Share Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Directed Share Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9(g)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(g)(iii). The amount paid or payable by the Directed Share Underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(g)(iii) shall be deemed to include any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(g)(iii), the Directed Share Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares sold by it and distributed to the Participants exceeds the amount of any damages which the Directed Share Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(iv) The obligations of the Company under this Section 9(g) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Directed Share Underwriter and each person, if any, who controls the Directed Share Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Directed Share Underwriter.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred and documented by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives on behalf of the Underwriters; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Selling Stockholders.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (ii) in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and (iii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission at its address provided in Schedule III; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover the Registration Statement, Attention: JuE Wong; and if to any stockholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room[; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: IBCM-Legal; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department]. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. (a) The Company and the Selling Stockholders, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto;

(b) The Company and each Selling Stockholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares; and

(c) Each Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering or sell any Shares at the purchase price set forth in Section 2 herein, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Olaplex Holdings, Inc.

By:
Name:
Title:

[Selling Stockholder]

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

	Total Number of Firm Shares	Number of Optional Shares to be Purchased if Maximum Option
Underwriter	to be Purchased	Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
Evercore Group L.L.C.
Jefferies LLC
Raymond James & Associates, Inc.
Cowen and Company, LLC
Piper Sandler & Co.
Truist Securities, Inc.
Telsey Advisory Group LLC
Drexel Hamilton, LLC
Loop Capital Markets LLC

Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic Roadshow dated [ ● ]

(b) Additional Documents Incorporated by Reference:

[None]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[ ● ]

The number of Shares purchased by the Underwriters is [ ● ]

(d) Written Testing-the-Waters Communications:

[ ● ]

SCHEDULE III

	Total Number of Firm Shares	Number of Optional Shares to be Sold if Maximum Option
	to be Sold	Exercised
The Selling Stockholders:
Advent International GPE IX Limited Partnership(a)
Advent International GPE IX-C Limited Partnership(a)
Advent International GPE IX-D SCSp(a)
Advent International GPE IX-G Limited Partnership(a)
Advent International GPE IX-I Limited Partnership(a)
Advent Partners GPE IX Limited Partnership(a)
Advent Partners GPE IX-A Limited Partnership(a)
Advent International GPE IX Strategic Investors SCSp(a)
Advent Partners GPE IX-B Cayman Limited Partnership(a)
Advent International GPE IX-A SCSp(a)
Advent International GPE IX-B Limited Partnership(a)
Advent International GPE IX-E SCSp(a)
Advent International GPE IX-F Limited Partnership(a)
Advent International GPE IX-H Limited Partnership(a)
Advent Partners GPE IX Cayman Limited Partnership(a)
Advent Partners GPE IX-A Cayman Limited Partnership(a)
Mousserena, L.P.(b)

Total

(a) Notice to be sent to:

(b) Notice to be sent to:

2

ANNEX I

[Form of Press Release]

Olaplex Holdings, Inc.

[Date]

Olaplex Holdings, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, the lead book-running managers in the recent public sale of shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.The [waiver] [release] will take effect on                ,                20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

FORM OF LOCK-UP AGREEMENT

Olaplex Holdings, Inc.

Lock-Up Agreement

                , 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Re:	Olaplex Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), with Olaplex Holdings, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company named in Schedule II to the Underwriting Agreement, providing for a public offering (the “Public Offering”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”). If more than one entity executes this agreement, this agreement shall constitute a separate agreement with respect to each such entity as the “undersigned,” and the rights and obligations of each such entity hereunder shall be several and not joint.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this lock-up agreement (the “Lock-Up Agreement”) and continuing to and including the date 180 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the Shares in the Public Offering (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares of Common Stock or Derivative Instruments now owned or hereafter acquired by the undersigned (collectively, the “Undersigned’s Shares”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit, or cause to be filed or confidentially submitted, any registration statement in connection therewith, under the Securities Act of 1933, as amended or (iv) otherwise publicly announce any intention to engage in or cause any action or activity described in clauses (i) and (iii) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, if the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver or any other method permitted by applicable rules and regulations. Any release or waiver granted by Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares:

1)

as a bona fide gift or gifts, including to charitable organizations or non-profit educational institutions, or for bona fide estate planning purposes; provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);

2)

to any person related to the undersigned by blood, marriage, domestic partnership or adoption, not more remote than first cousin (any such person, an “immediate family member”) or to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust (including such beneficiary’s estate) of the undersigned; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value; and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs);

3)

upon death or by will, testamentary document or intestate succession; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value; and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period (other than any required Form 5 filing after the end of the calendar year in which such transaction occurs, which shall indicate by footnote disclosure the nature of the transfer);

4)

to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (3) above; provided that the transferee agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value; and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

5)

in connection with a sale of the undersigned’s shares of Common Stock acquired (A) from the Underwriters in the Public Offering or (B) in open market transactions after the Public Offering; provided that this clause (5) shall not apply if the undersigned is an officer or director of the Company; and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

6)

in connection with the disposition of shares of Common Stock to the Company, or the withholding of shares of Common Stock by the Company, in connection with the exercise of options, including “net” or “cashless” exercises, or the vesting or settlement of restricted stock units or other rights to purchase shares of Common Stock, for the payment of tax withholdings or remittance payments due as a result of the exercise of any such options or vesting or settlement of such restricted stock units or other rights to purchase shares of Common Stock, in all such cases, pursuant to equity awards granted under an equity incentive plan described in the Prospectus; provided that any filing under Section 16(a) of the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; and provided further that any shares of Common Stock received upon the exercise or settlement of the option, restricted stock units or other equity awards shall be subject to this Lock-Up Agreement;

7)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned, (B) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (C) as part of a distribution, transfer or disposition by the undersigned to its stockholders, limited partners, general partners, limited liability company members or other equityholders or to the estate of any such stockholders, limited partners, general partners, limited liability company members or equityholders; provided that it shall be a condition to such transfer that the transferee or distributee agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value; and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period;

8)

by operation of law or court order, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement; provided that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto that such transfer was by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement; and provided further that the transferee agrees to be bound in writing by the restrictions set forth herein;

9)

to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to equity awards granted under an equity incentive plan, which plan is described in the Prospectus, or pursuant to the agreements pursuant to which such shares were issued, as described in the Prospectus, in each case, upon termination of the undersigned’s relationship with the Company; provided that any filings under Section 16(a) of the Exchange Act, or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto that such transfer was to the Company in connection with the repurchase of shares of Common Stock;

10)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Common Stock and approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of total voting power of the voting stock of the Company or the surviving entity (a “Change of Control Transaction”); provided that in the event that the Change of Control Transaction is not completed, the undersigned’s shares shall remain subject to the provisions of this Lock-Up Agreement;

11)

to establish or modify a written plan meeting the requirements of Rule 10b5-1 of the Exchange Act that does not provide for the sale or transfer of shares of Common Stock during the Lock-Up Period; provided that to the extent a public announcement or filing under the Exchange Act, if any, is required to be made by or on behalf of the undersigned regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Lock-Up Period; and provided further that no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be voluntarily made during the Lock-Up Period;

12)	with the prior written consent of the Representatives on behalf of the Underwriters;

13)

if the undersigned is a corporation, in connection with the corporation’s transfer of the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided that it shall be a condition to the transfer that the transferee agrees to be bound in writing by the restrictions set forth herein; and provided further that any such transfer shall not involve a disposition for value; and provided further that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period; and

14)	in connection with or pursuant to the Reorganization described in the Prospectus.

In addition, and notwithstanding the provisions of the second paragraph of this Lock-Up Agreement, if (i) the Company has publicly furnished at least one earnings release under Item 2.02 of Form 8-K or has filed at least one quarterly report on Form 10-Q or one annual report on Form 10-K (a “Periodic Report”)

(the date of such release or filing, the “First Filing Date”), and (ii) the last reported closing price of the Common Stock on the exchange on which the Common Stock is listed (the “Closing Price”) is at least 30% greater than the initial public offering price per share set forth on the cover page of the Prospectus (the “IPO Price”) for 5 out of the 10 consecutive full Trading Days ending on the First Filing Date (the “Measurement Period”), then 15% of the undersigned’s Shares and Derivative Instruments (excluding Derivative Instruments issued by the Company that have not vested prior to the Early Lock-Up Expiration Date (as defined below)) that are subject to the Lock-Up Period, which percentage shall be calculated based on the number of the undersigned’s Shares and Derivative Instruments (that have vested prior to the Early Lock-Up Expiration Date) subject to the Lock-Up Period as of the last day of the Measurement Period, will be automatically released from such restrictions (the “Early Lock-Up Expiration”) immediately prior to the opening of trading on the exchange on which the Common Stock is listed on the second full Trading Day following the end of the Measurement Period (the “Early Lock-Up Expiration Date”). The Company shall announce by a press release issued through a major news service, or on a Form 8-K, any Early Lock-Up Expiration Date at least two full Trading Days prior to the opening of trading on the Early Lock-Up Expiration Date. For the avoidance of doubt, in the event that this paragraph conflicts with the second paragraph of this agreement, the undersigned will be entitled to the earliest release date for the maximum number of Shares available under this paragraph. For purposes of this Lock-Up Agreement, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities.

[If, prior to the expiration of the Lock-Up Period, the Representatives consent at their discretion, on behalf of the Underwriters, to release any shares of Common Stock or Derivative Instruments held by any directors, officers, shareholders of 1.0% or more of the then outstanding shares of Common Stock of the Company that has delivered a Lock-up Agreement to the Underwriters in connection with the Public Offering, other than the undersigned, from the restrictions described herein (any such release being a “Triggering Release” and such party receiving such release being a “Triggering Release Party”), then a number of the Undersigned’s Shares subject to this Lock-Up Agreement shall also be released from the restrictions set forth herein on the same terms on a pro rata basis, such number of the Undersigned’s Shares being the total number of the Undersigned’s Shares held by the undersigned on the date of the Triggering Release that are subject to this agreement multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock and Derivative Instruments released pursuant to the Triggering Release and the denominator of which shall be the total number of shares of Common Stock and Derivative Instruments held by the Triggering Release Party on such date. Notwithstanding the foregoing, such Triggering Release shall not be applied (a) if the aggregate number of shares of Common Stock and Derivative Instruments affected by such discretionary release, waiver, or termination, in whole or in part, excluding any release pursuant to clause (b) below, is less than or equal to 1.0% of the fully-diluted capitalization of the Company as measured as of the date of the Triggering Release; (b) with respect to any release granted to a director or officer of the Company due to financial hardship, in any amount and subject to such terms as may be determined by the Representatives in their sole discretion; or (c) in the event of any primary or secondary public offering or sale of Common Stock that is underwritten (the “Underwritten Sale”) during the Lock-Up Period in a transaction that complies with the terms of the Underwriting Agreement; provided that if the undersigned has a contractual right to demand or require the registration of the undersigned’s shares of Common Stock or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Stock, the undersigned is offered the opportunity to participate on a pro rata basis in the Underwritten Sale consistent with such contractual rights and the undersigned is released from its lockup restrictions set forth herein to the extent of the undersigned’s participation in such Underwritten Sale or such contractual rights are waived pursuant to the terms thereof. In the event of a Triggering Release, the Company shall use commercially reasonable efforts to notify the undersigned within five business days of the occurrence of such Triggering Release, which notification obligation may be satisfied by the issuance of a press release through a major news service, or on a Form 8-K, announcing such Triggering Release; provided that the failure by the Company to give such notice shall not give rise to any claim or liability against the Company or the Underwriters except, in respect of the Company, in the case of bad faith on the part of the Company. The undersigned further acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of any such Triggering Release, which is a matter between the undersigned and the Company.]1

The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This Lock-up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-up Agreement and any transaction contemplated by this Lock-Up Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Offering, (ii) the termination of the Underwriting Agreement (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, (iii) the Registration Statement is withdrawn or (iv) December 31, 2021, in the event that the Underwriting Agreement has not been executed by such date, provided, in the case of clause (iv), that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months.

[1]	Included for Selling Stockholders and directors and officers.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder